As filed with the Securities and Exchange Commission on November 1, 2002

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of report (Date of earliest event reported): October 11, 2002
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                           Rheometric Scientific, Inc.
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             (Exact name of Registrant as specified in its charter)




             Delaware                    000-14617               61-0708419
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    (State or Other Jurisdiction        (Commission             (IRS Employer
          of Incorporation)             File Number)         Identification No.)




      One Possumtown Road, Piscataway, New Jersey               08854
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       (Address of Principal Executive Offices)               (Zip Code)




Registrant's telephone number, including area code:  732.560.8550
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Item 5.  Other Events.

Series B Preferred Stock; Investment Banking Fee; Services Fee

         On October 30, 2002, at a meeting of the Board of Directors of Rheometric Scientific, Inc., the Board of Directors approved our entry into an agreement with Andlinger Capital XXVI, LLC, our principal stockholder, pursuant to which Andlinger Capital XXVI would agree to purchase an additional $500,000 of our Series B preferred stock as contemplated by the securities purchase agreement we entered into with Andlinger Capital XXVI on August 8, 2002; to defer its right to have all of the outstanding Series B preferred stock owned by it redeemed in full by us upon the closing of the sale of our rheology instruments and services business to Waters Technologies Corporation and instead to have the redemptions occur in three equal installments, one at the closing, one at the six-month anniversary of the closing and one at the twelve-month anniversary of the closing; and to subordinate such deferred payments to amounts payable by us to our landlord under the lease for our Piscataway, New Jersey facility and to Axess Corporation, in exchange for which we would issue to Andlinger Capital XXVI a new warrant, with an expiration date of March 6, 2007, to purchase up to one million shares of our common stock having an exercise price equal to $1.00 per share, the average of the closing prices of our common stock over the ten trading days immediately preceding October 30, 2002, and on substantially the same other terms and conditions as the existing warrants to purchase shares of our common stock held by Andlinger Capital XXVI.

         The agreement further provides that in the event we request Andlinger Capital XXVI, and Andlinger Capital XXVI agrees, to defer the redemption of its shares of Series B preferred stock for an additional year from one or more of the new redemption dates set forth in the immediately preceding paragraph, for each such deferment we shall issue to Andlinger Capital XXVI a new warrant to purchase up to 333,333 shares of our common stock at a per share exercise price equal to the average of the closing prices of our common stock over the ten trading days immediately preceding the new redemption date from which such redemption is being deferred and having an expiration date of March 6, 2007, and on substantially the same other terms and conditions as the existing warrants to purchase shares of our common stock held by Andlinger Capital XXVI.

         At the same October 30 meeting, our Board of Directors resolved that for services rendered over approximately the past 18 months, and to be rendered in the future, in connection with our attempts to sell our rheology instruments and services business, we shall pay to ANC Management Corp., an affiliate of Andlinger Capital XXVI, an investment banking fee of $350,000, subject to the closing of the sale of our rheology instruments and services business. The fee would be payable in three equal installments, one at closing, one at the six-month anniversary of the closing and one at the twelve-month anniversary of the closing.

         The Board of Directors at the October 30 meeting also approved a $100,000 fee payable in three installments to ANC Management Corp., subject to the closing of the sale of our rheology instruments and services business. The Board of Directors discussed that since March 2000, when Andlinger Capital XXVI acquired its interest in our company, ANC Management Corp. has provided a variety of services to our company, for which ANC Management Corp. has received nominal or no consideration. These include: providing the services of a Chairman and Chief Executive Officer, for which our company pays $1 annually; providing the services of an Executive Vice President of Business Development (who is also a director); providing substantial support in identifying, negotiating and


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closing the Protein  Solutions  acquisition;  providing  substantial  support in identifying, negotiating and closing the Aviv Instruments acquisition; and rendering general management, strategic and financial advice to our company. Board members who are affiliated with Andlinger Capital XXVI or ANC Management Corp. do not receive any compensation from our company for services as a director or from attending meetings of the Board of Directors. In addition to providing the above mentioned services, in 2002 specifically, ANC Management Corp., for no compensation: interviewed potential underwriters to assist us in our efforts to raise new equity capital; solicited, reviewed and presented to us investment proposals from several private investment firms; and guaranteed our payment of certain legal fees to our outside special counsel for work related to the sale of our rheology instruments and services business. The Board of Directors considered the services that had been provided by ANC Management Corp. and resolved that as compensation for the services, we shall pay to ANC Management Corp. $100,000, subject to the closing of the sale of our rheology instruments and services business, such fee to be payable in three equal installments, one at closing, one at the six-month anniversary of the closing and one at the twelve-month anniversary of the closing.

Lease Termination Agreement

         In connection with the transactions contemplated by the Asset Purchase Agreement, dated as of October 14, 2002, between Waters Technologies Corporation and our company pursuant to which we have agreed to sell to Waters Technologies our rheology instruments and services business, we entered into a letter agreement on October 11, 2002 with the landlord under the lease for our Piscataway, New Jersey facility. The letter agreement memorializes our agreement with our landlord to terminate the lease and the obligations of the landlord and us thereunder, effective as of the closing of the Asset Purchase Agreement, as follows:

     o We have agreed to deliver $2,250,000 in available funds to the landlord at the closing.

     o We have agreed to pay the landlord $500,000, without interest, on the six month anniversary date of the closing and $250,000 without interest, plus the positive difference between the $500,000 we have agreed to pay the landlord on the six month anniversary date of the closing and the amount actually received by the landlord from us or the escrow agent under the escrow agreement to be entered into by us in connection with the Asset Purchase Agreement, on the first anniversary date of the closing. Our obligations described in this bullet point will be evidenced by a promissory note. In support of these obligations, the escrow agreement will provide for payments directly to the landlord of such amounts out of the escrow proceeds otherwise due to us (after satisfaction of obligations due to Waters Technologies). Andlinger Capital XXVI has agreed to subordinate its rights to receive a certain redemption payment in respect of our Series B preferred stock otherwise due to it from us on the six-month anniversary following closing to the landlord's rights to collect its $500,000 payment on such date, and has agreed to subordinate its rights to receive a certain redemption payment in respect of our Series B preferred stock otherwise due to it from us on the twelve-month anniversary of closing to the landlord's rights to collect its $250,000 payment on such date. Andlinger Capital XXVI's agreement will be evidenced by a subordination and standstill agreement.

     o All amounts held in escrow by the landlord for our benefit under the lease, totaling approximately $256,000, will be applied in satisfaction of past due rent


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         and other  charges,  equal to the amounts due in  connection  therewith under the lease, and then in satisfaction of our obligations described in the first bullet point above.

     o The exercise price for the landlord's existing warrants covering a total of 464,260 shares of our common stock will be reset from $0.37 per share to $.01 per share. At closing, the warrants will be deemed to have been exercised on a cashless basis and the appropriate number of shares will be delivered. At closing, such shares will be subject to all restrictions imposed by applicable securities laws and will bear an appropriate legend, subject to delivery of a legal opinion of the landlord's counsel reasonably satisfactory to us to the effect that registration of such shares under the Securities Act of 1933, as amended, is not necessary by reason of Rule 144 promulgated under the Securities Act or otherwise. In addition, we have agreed to issue 650,000 new shares of our common stock to the landlord at closing. The 650,000 new shares issued to the landlord will be subject to all restrictions imposed by applicable securities laws and will bear an appropriate legend. The existing anti-dilution and registration rights relating to the landlord's existing warrants and the underlying shares are cancelled, provided, however, that with respect to the 650,000 new shares and with respect to the shares issued at closing in respect of the exercised existing warrants (but only until such time as the exercised warrant shares are reissued without a restrictive legend as contemplated above), certain "piggy back" registration rights set forth in the existing warrants will remain in full force and effect so long as such shares are held by the landlord or its affiliates until such time as the 650,000 new shares are eligible for sale by the landlord pursuant to Rule 144.

     o   The landlord and we will execute a new lease to reflect:

         o    a term of one year from closing;

         o    basic rent of $8.65 per rentable square feet;

         o leased premises of 10,000 rentable square feet, located on the second floor of the facility;

         o payment by us of our proportionate share of the following costs: electricity, gas and water charges; routine common area maintenance costs; trash and garbage collection charges; snow removal, grass maintenance and real estate taxes;

         o certain other provisions set forth in an exhibit to the lease termination agreement.

     o The existing lease will terminate as of the closing. We will remain liable only for certain "surviving obligations" as such term is defined in the lease. Under no circumstances will we be responsible for payment of any "termination amount" as that term is defined in the lease.


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     o   We  have  agreed  to pay all of the  landlord's  reasonable  costs  and expenses, including legal fees, including legal fees incurred to obtain any legal opinions with respect to the removal of any restricted legend on stock which is issued to the landlord at the closing.

         All of the obligations and agreements of the landlord and our company under the lease termination agreement are contingent upon the consummation of the closing under the Asset Purchase Agreement and approval by the landlord's lender.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

   (c)   Exhibits

         2.1 Securities Purchase Agreement, dated as of August 8, 2002, by and between Rheometric Scientific, Inc. and Andlinger Capital XXVI LLC, incorporated by reference to Exhibit 2.1 to Rheometric's Quarterly Report on Form 10-Q filed on August 14, 2002.

         4.1  Certificate  of  Designation,  Preferences  and Rights of Series B
              Preferred Stock of Rheometric Scientific, Inc., incorporated by reference to Exhibit 4.1 to Rheometric's Quarterly Report on Form 10-Q filed on August 14, 2002.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RHEOMETRIC SCIENTIFIC, INC.



Dated:  November 1, 2002               By: /s/ Paul S. Mangano
                                           ---------------------------------
                                           Paul S. Mangano
                                           President and Chief Operating Officer


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                                 EXHIBITS INDEX


Exhibit
Number        Description
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2.1           Securities Purchase Agreement,  dated as of August 8, 2002, by and between  Rheometric  Scientific,  Inc. and Andlinger  Capital XXVI
              LLC,  incorporated  by  reference  to Exhibit 2.1 to  Rheometric's
              Quarterly Report on Form 10-Q filed on August 14, 2002.

4.1           Certificate  of  Designation,  Preferences  and Rights of Series B
              Preferred Stock of Rheometric Scientific, Inc., incorporated by reference to Exhibit 4.1 to Rheometric's Quarterly Report on Form 10-Q filed on August 14, 2002.